Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 2) (SEC File No. 333-193337) of our report dated March 31, 2014 with respect to the audited consolidated financial statements of Saratoga Resources, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

April 25, 2014